Rent-A-Center Third Quarter 2022 Earnings Review

Disclosures 2 Forward-Looking Statements This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding our goals, plans and projections with respect to our operations, financial position and business strategy. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "could," "estimate," "predict," "continue," “maintain,” "should," "anticipate," "believe," or “confident,” or the negative thereof or variations thereon or similar terminology. Such forward-looking statements are based on particular assumptions that our management has made in light of its experience and its perception of expected future developments and other factors that it believes are appropriate under the circumstances, and are subject to various risks and uncertainties. Factors that could cause or contribute to material and adverse differences between actual and anticipated results include, but are not limited to, (1) the impact on our business of the COVID-19 pandemic and related federal, state, and local government restrictions, including adverse changes in such restrictions or the potential re-imposition of such restrictions limiting our ability to operate or that of our retail partners or franchisees, and the continuing economic uncertainty and volatility that has resulted from such matters, and (2) the other risks detailed from time to time in the reports filed by us with the SEC, including our most recently filed Annual Report on Form 10-K, as may be updated by reports on Form 10-Q or Form 8-K filed thereafter. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this communication. Except as required by law, we are not obligated to, and do not undertake to, publicly release any revisions to these forward-looking statements to reflect any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Use of Non-GAAP Financial Measures This communication contains certain financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles (GAAP), including (1) Non-GAAP diluted earnings per share (net loss, as adjusted for special items (as defined below), net of taxes, divided by the number of shares of our common stock on a fully diluted basis), (2) Adjusted EBITDA (net earnings before interest, taxes, stock-based compensation, depreciation and amortization, as adjusted for special items) on a consolidated and segment basis and (3) Free Cash Flow (net cash provided by operating activities less capital expenditures). “Special items” refers to certain gains and charges we view as extraordinary, unusual or non-recurring in nature and which we believe do not reflect our core business activities. For the periods presented herein, these special items are described in the quantitative reconciliation tables included in the appendix of this communication. Because of the inherent uncertainty related to the special items, management does not believe it is able to provide a meaningful forecast of the comparable GAAP measures or reconciliation to any forecasted GAAP measure without unreasonable effort. These non-GAAP measures are additional tools intended to assist our management in comparing our performance on a more consistent basis for purposes of business decision- making by removing the impact of certain items management believes do not directly reflect our core operations. These measures are intended to assist management in evaluating operating performance and liquidity, comparing performance and liquidity across periods, planning and forecasting future business operations, helping determine levels of operating and capital investments and identifying and assessing additional trends potentially impacting our company that may not be shown solely by comparisons of GAAP measures. Consolidated Adjusted EBITDA is also used as part of our incentive compensation program for our executive officers and others. We believe these non-GAAP financial measures also provide supplemental information that is useful to investors, analysts and other external users of our consolidated financial statements in understanding our financial results and evaluating our performance and liquidity from period to period. However, non-GAAP financial measures have inherent limitations and are not substitutes for or superior to, and they should be read together with, our consolidated financial statements prepared in accordance with GAAP. Further, because non-GAAP financial measures are not standardized, it may not be possible to compare such measures to the non-GAAP financial measures presented by other companies, even if they have the same or similar names. Note that all sources in this presentation are from Company reports and Company estimates unless otherwise noted.

Navigating Through Challenging External Conditions 3 Q3’22 Results  Q3 consolidated revenues of $1.0 billion, -13.3% y/y, mainly due to lower rental revenue in both the Acima and Rent-A- Center business segments  Q3 Adjusted EBITDA1 of $115.0 million, -34.6% y/y, primarily due to lower revenues and higher loss rates, partially offset by lower costs  Non-GAAP Diluted EPS1 of $0.94  Year-to-Date cash flow from operations of $412.1 million and free cash flow1 of $362.6 million  Returned $50.7 million to shareholders through a $0.34 per share quarterly dividend and the repurchase of approximately 1.22 million shares o Repurchased an additional 2.32 million shares during October 2022, totaling 3.5 million shares during Q3 and October Note: Adj. EBITDA now excludes stock-based compensation 1 Non-GAAP financial measure. Refer to explanations and reconciliations elsewhere in this presentation. Certain economic factors are pressuring Lease-to-Own consumers… negatively impacting durable goods volume & payment behavior Other economic factors are benefitting non-traditional Lease- to-Own consumers… limiting trade down Inflation (CPI)2 Personal Savings Rate3 Unemployment5 273 278 285 292 296 3.3% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 3.5% 0.0% 4.0% 8.0% 12.0% 16.0%15.3% -20.0% -10.0% 0.0% 10.0% 20.0% Credit Availability4 2 Refers to FRED Data: Consumer Price Index for All Urban Consumers: All Items in U.S. City Average, Index 1982-1984=100, Monthly, Seasonally Adjusted 3 Refers to FRED Data: Personal Savings Rate, Percent, Quarterly, Seasonally Adjusted Annual Rate 4 Refers to FRED Data: Revolving Consumer Credit Owned and Securitized, Percent Change from Year Ago, Monthly Seasonally Adjusted 5 Refers to FRED Data: Unemployment Rate, Percent, Monthly, Seasonally Adjusted

Q3 2022 Acima Highlights 4 Business Highlights  GMV -23.0% y/y, due to a lower number of lease applications driven by weaker household durable goods demand and underwriting changes made earlier in 2022  Q3 revenues of $504.4 million, -19.1% vs. last year, primarily due to lower GMV over the past two quarters and higher provisions on delinquencies  Skip / Stolen Losses: 9.0% of revenue, higher by 30 bps year-over- year, down 260 bps from Q2’22; in line with our 8.0% - 9.5% expectations for 2H 2022  Adjusted EBITDA1 margin of 12.6% increased 260 bps sequentially from Q2 with improving trends for delinquencies and loss rates; on a y/y basis, margins were down 130 bps due to lower revenue Acima Loss Rate & First Payment Miss Rate Trend 1 Non-GAAP financial measure. Refer to explanations and reconciliations elsewhere in this presentation. 8.6% 8.7% 8.7% 11.8% 12.6% 11.6% 9.0% Q1'21 Q2'21 Q3'21 Q4'21 Q1'22 Q2'22 Q3'22 First Payment Miss Rate Loss Rate 13.5% 14.6% 14.8% 14.7% 14.1% 13.5% 13.8% 14.3% 14.5% 14.4% 12.0% 14.0% 16.0% 18.0% Acima Past Due Rates2 Trend 2 Defined as accounts 60+ past due as a % of total open leases

Q3 2022 Rent-A-Center Highlights 5 Rent-A-Center Business 2-Year Stack Same Store Sales Business Highlights 1 Non-GAAP financial measure. Refer to explanations and reconciliations elsewhere in this presentation. 7.0% 0% 10% 20% 30% Q1'20 Q2'20 Q3'20 Q4'20 Q1'21 Q2'21 Q3'21 Q4'21 Q1'22 Q2'22 Q3'22  Q3 Ending Lease Portfolio Value: -1.7% y/y, due to an increase in returns and charge-offs, which more than offset a slight uptick in deliveries  Same Store Sales: -5.3% y/y (2-year stacked growth 7.0%)  Skip / Stolen Losses: 5.8% of revenue, 240 bps higher y/y; above our long-term target range of 3.5% - 4.0%, likely due to the progressive effects of high inflation on customers’ discretionary income and savings  Adjusted EBITDA1 margin 16.2%, down 670 bps from the prior year period, due to increased loss rates and lower revenue  During the quarter, launched customer retention strategies to optimize returns and help our customer experience, added additional retailers to our extended aisle service, and opened two new stores Note: Same store sale methodology - Same store sales generally represents revenue earned in stores that were operated by us for 13 months or more and are reported on a constant currency basis as a percentage of total revenue earned in stores of the segment during the indicated period. The Company excludes from the same store sales base any store that receives a certain level of customer accounts from closed stores or acquisitions. The receiving store will be eligible for inclusion in the same store sales base in the 30th full month following account transfer. Due to the COVID-19 pandemic and related temporary store closures, all 32 stores in Puerto Rico were excluded starting in March 2020 and will remain excluded for 18 months. Rent-A-Center Past Due Rates2 Trend 2.7% 2.8% 2.4% 2.2% 2.3% 2.7% 3.3% 3.7% 3.7% 3.7% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 2Defined as accounts 30+ past due as a % of total open leases

Course of Action Heading into 2023 6 Acima Objectives  Identify opportunities for risk-adjusted growth, such as adjusting value proposition or pushing into fast-growing channels/product categories  Develop and refine existing products & solutions that can expand our near-term addressable market to accelerate topline growth  Accelerate our enterprise sales pipeline and the commercial initiatives of our new sales organization Rent-A-Center Objectives  Continue underwriting adjustments to help reduce risk of future losses  Execute on the commercial plan to grow the portfolio beyond 2021 levels  Enhance our retention engine, which will reduce returns and strengthen our ability to effectively manage accounts in an increasingly challenging environment  Improve the customer experience through enhancements to our digital platform and expanding extended aisle services

Q3 2022 Financial Highlights 7 Consolidated  Revenue growth -13.3% vs. last year  Adjusted EBITDA1: $115.0M, -34.6% year-over-year; due to lower revenue and higher loss rates caused by pressure on customer discretionary income  Adjusted EBITDA1 margin: 11.2% vs. 14.9% in the prior year period  Non-GAAP Diluted EPS1: $0.94 vs. $1.52 in the prior year period  Free cash flow1: $362.6M year-to-date  Cash dividend of $0.34 per share for Q3 of 2022  Repurchased $75 million of shares during Q3 and October 2022; 3.5 million shares at an average price of $21.21 Balance Sheet2  Cash: Ended Q3 2022 with $166M cash balance  Debt: Ended Q3 2022 with $1.4B  Liquidity: Ended Q3 2022 with $540M in available liquidity  Leverage Ratio: Ended Q3 2022 at 2.6x 1 Non-GAAP financial measure. Refer to explanations and reconciliations elsewhere in this presentation. 2 In connection with the acquisition of Acima in February 2021, the Company refinanced its prior indebtedness and incurred substantial new indebtedness, as discussed in the Company’s Current Report on Form 8-K filed with the SEC on February 17, 2021.

Fourth Quarter 2022 Guidance 8 1 Includes Rent-A-Center Business, Acima, Mexico, Franchise and Corporate segments. 2 Free Cash Flow defined as net cash provided by operating activities less capital expenditures. 3 Adjusted EBITDA, non-GAAP diluted earnings per share and free cash flow are non-GAAP measures. Because of the inherent uncertainty related to items excluded from these non-GAAP financial measures, management does not believe it is able to provide a meaningful forecast of the comparable GAAP measure or reconciliation to any forecasted GAAP measure without unreasonable effort. Q4’22 Guidance Consolidated 1 Low High Revenues ($bn) $0.975 $1.025 Adjusted EBITDA Excluding Stock Based Compensation ($mm) 3 $95.0 $110.0 Diluted Non-GAAP EPS 3 $0.65 $0.85 Note: Adjusted EBITDA guidance excludes stock-based compensation of approximately $5M for the fourth quarter of 2022

Financial Position & Capital Allocation 9 2022 Capital Allocation Considerations ($’s millions) 9/30/22 Liquidity $540 Cash (unrestricted) $166 Revolving Credit Availability $374 Total Debt $1,402 Leverage Ratio (LTM) 2.6x Interest Coverage Ratio (LTM) 5.0x Dividend Payout Ratio (LTM) 34%  Quarterly dividend of $0.34 per share per quarter or $1.36 per year  Reduce debt towards target leverage ratio of 1.5x  Evaluate share repurchases on an opportunistic basis with guidance from the board of directors o During Q3 and October, repurchased 3.5 million shares at an average price of approximately $21.21 2022 Capital Allocation ConsiderationsBalance Sheet & Liquidity

Q3 2022 Key Takeaways

- **Macro-economic environment remains challenging**
  - Conflicting economic trends: (-) inflation, (-) lower discretionary income, (+) strong employment, (+) ample credit access broadly
  - Conditions are disproportionately affecting less affluent households: discretionary income, durable goods demand, payment behaviors
- **Risk management & underwriting are top priorities**
  - Delinquency rates appear to be leveling off towards the end of Q3 and early Q4, after increasing during Q2 and early Q3
  - Acima loss rates declined sequentially in the third quarter, reflecting adjustments to underwriting in 1H 2022
  - Rent-A-Center Q3 loss rates were higher than anticipated, but are expected to decrease with mitigation initiatives
- **Position the Company to capitalize on opportunities**
  - Near-term: Focus on controllable factors like underwriting, account management, operating costs, capital allocation
  - Long-term: Support growth by investing in areas like technology, product, and talent
- **Underlying fundamentals remain compelling**
  - Strong profitability and cash flow; healthy balance sheet; significant potential growth over the long term

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Appendix

Q3 2022 Financial Highlights 121 Non-GAAP financial measure. Refer to explanations and reconciliations elsewhere in this presentation. Q3 2022 In millions, except percentages and EPS Actual % of Total Revenue Rent-A-Center Business $474 46.3% Acima $504 49.2% Franchising $30 2.9% Mexico $16 1.6% Total Revenue $1,024 100.0% % of Segment Revenue Rent-A-Center Business $77 16.2% Acima $64 12.6% Franchising $5 17.2% Mexico $1 7.4% Corporate ($35) 3.5% Addback: Stock Based Compensation $3 Adjusted EBITDA1 $115 11.2% Non-GAAP Diluted EPS1 $0.94 Selected Metrics Q3 2022 Cash $165.6 Debt (excluding financing fees) $1.4B Net Debt to Adjusted EBITDA 2.6x

Reconciliation of Net Earnings Excluding Special Items and Non-GAAP Diluted Earnings Per Share 13 Three Months Ended September 30, 2022 (in thousands) Gross Profit Operating Profit Earnings Before Income Taxes Tax (Benefit) Expense Net (Loss) Earnings Diluted (Loss) Earnings per Share GAAP Results $505,535 $37,077 $14,333 $20,111 $(5,778) $(0.10) Plus: Special Items (Extraordinary, Unusual or Non- Recurring Gains or Charges) Acima equity consideration vesting - 42,059 42,059 (263) 42,322 0.72 Acima acquired assets depreciation and amortization(1) - 18,234 18,234 (114) 18,348 0.31 IT asset disposals - 1,278 1,278 (8) 1,286 0.02 Legal settlement - (533) (533) 3 (536) (0.01) Store closure costs - 216 216 (1) 217 - Cost savings initiatives - 172 172 (1) 173 - Hurricane impacts - 141 141 (1) 142 - Other - 52 52 - 52 - Discrete Income Tax Items - - - - - - Non-GAAP Adjusted Results $505,535 $98,696 $75,952 $19,726 $56,226 $0.94 1 Includes amortization of approximately $14.2 million related to the total fair value of acquired intangible assets and incremental depreciation of approximately $3.9 million.

Reconciliation of Net Earnings Excluding Special Items and Non-GAAP Diluted Earnings Per Share

(in thousands)	Three Months Ended September 30, 2021					
	Gross Profit	**Operating Profit**	**Earnings Before Income Taxes**	**Tax Expense**	**Net (Loss) Earnings**	**Diluted (Loss) Earnings per Share**
GAAP Results	**$568,760**	**$67,146**	**$40,595**	**$19,328**	**$21,267**	**$0.31**
Plus: Special Items (Extraordinary, Unusual or Non-Recurring Gains or Charges)						
Acima equity consideration vesting	-	42,829	42,829	6,383	36,446	0.53
Acima acquired assets depreciation and amortization[1]	888	34,121	34,121	5,086	29,035	0.43
Legal settlement reserves	-	7,250	7,250	1,081	6,169	0.09
Acima integration costs	-	3,958	3,958	590	3,368	0.05
Hurricane impacts	-	654	654	97	557	0.01
Acima transaction costs	-	225	225	34	191	-
State tax audit assessment reserves	-	161	161	24	137	-
Store closure costs	-	13	13	2	11	-
Debt refinancing charge	-	-	6,839	1,019	5,820	0.09
Discrete income tax items	-	-		(792)	792	0.01
Non-GAAP Adjusted Results	**$569,648**	**$156,357**	**$136,645**	**$32,852**	**$103,793**	**$1.52**

[1] Includes amortization of approximately $29.3 million related to the total fair value of acquired intangible assets, incremental depreciation of approximately $4.0 million related to the fair value increase over net book value for acquired software assets and a depreciation adjustment of approximately $0.9 million related to a step-up of estimated fair value under net book value for acquired lease merchandise.

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Reconciliation of Operating Profit to Adjusted EBITDA (Consolidated and by Segment) 15 Three Months Ended September 30, 2022 (in thousands) Rent-A-Center Business Acima Mexico Franchising Corporate Consolidated GAAP Operating Profit (Loss) $71,999 $48,885 $996 $5,077 $(89,880) $37,077 Plus: Amortization, Depreciation 4,629 439 182 35 7,513 12,798 Plus: Stock-based compensation - - - - 3,488 3,488 Plus: Special Items (Extraordinary, Unusual or Non- Recurring Gains or Charges) Acima equity consideration vesting - - - - 42,059 42,059 Acima acquired assets depreciation and amortization(1) - 14,262 - - 3,972 18,234 IT Asset disposals - - - - 1,278 1,278 Legal settlement - - - - (533) (533) Store closure costs 216 - - - - 216 Cost savings initiatives - - - - 172 172 Hurricane impacts 141 - - - - 141 Other - - - - 52 52 Adjusted EBITDA $76,985 $63,586 $1,178 $5,112 $(31,879) $114,982 1 Includes amortization of approximately $14.2 million related to the total fair value of acquired intangible assets, incremental depreciation of approximately $3.9 million.

Reconciliation of Operating Profit to Adjusted EBITDA (Consolidated and by Segment)

(in thousands)	Three Months Ended September 30, 2021					
	Rent-A-Center Business	**Acima**	**Mexico**	**Franchising**	**Corporate**	**Consolidated**
GAAP Operating Profit (Loss)	**$109,272**	**$51,884**	**$2,285**	**$4,816**	**$(101,111)**	**$67,146**
Plus: Amortization, Depreciation	4,792	570	130	24	8,319	13,835
Plus: Stock-based compensation	-	-	-	-	5,612	5,612
Plus: Special Items (Extraordinary, Unusual or Non-Recurring Gains or Charges)						
Acima equity consideration vesting	-	-	-	-	42,829	42,829
Acima acquired assets depreciation and amortization(1)	-	30,150	-	-	3,971	34,121
Legal settlement reserves	-	-	-	-	7,250	7,250
Acima integration costs	-	3,699	-	-	259	3,958
Hurricane impacts	506	148	-	-	-	654
Acima transaction costs	-	-	-	-	225	225
State tax audit assessment reserves	-	-	-	-	161	161
Store closure costs	13	-	-	-	-	13
Adjusted EBITDA	**$114,583**	**$86,451**	**$2,415**	**$4,840**	**$(32,485)**	**$175,804**

[1] Includes amortization of approximately $29.3 million related to the total fair value of acquired intangible assets, incremental depreciation of approximately $4.0 million related to the fair value increase over net book value for acquired software assets and a depreciation adjustment of approximately $0.9 million related to a step-up of estimated fair value under net book value for acquired lease merchandise.

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Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow 17 Three Months Ended September 30, Nine Months Ended September 30, 2022 2021 2022 2021 (in thousands) Amount Amount Amount Amount Net cash provided by operating activities $124,962 $75,686 $412,083 $326,204 Purchase of property assets (18,541) (20,475) (49,436) (45,876) Free cash flow $106,421 $55,211 $362,647 $280,328 Proceeds from sale of stores $27 $3 $35 $3 Acquisitions of businesses (358) - (775) (1,273,542) Free cash flow including acquisitions and divestitures $106,090 $55,214 $361,907 $(993,211)